EXECUTION COPY



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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                             OPUS DIAGNOSTICS INC.,

                                  GEORGE AARON,

                                 JONATHAN JOELS,

                                  CAPRIUS, INC.

                                       and

                            CAPRIUS MERGER SUB, INC.


                            Dated as of June 28, 1999



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  TERMS OF THE MERGER.............................................. 1

   Section 1.1.    The Merger................................................ 1
   Section 1.2.    Effective Time............................................ 2
   Section 1.3.    Merger Consideration...................................... 2
   Section 1.4.    Stockholders' Rights upon Merger.......................... 2
   Section 1.5.    Surrender and Exchange of Shares.......................... 3
   Section 1.6.    Certificate of Incorporation and Bylaws................... 4
   Section 1.7.    Directors and Officers.................................... 4
   Section 1.8.    Other Effects of Merger................................... 4
   Section 1.9.    Tax-Free Reorganization................................... 4
   Section 1.10.   Additional Actions........................................ 4

SECTION 2.  REPRESENTATIONS AND WARRANTIES................................... 5

   Section 2.1.    Representations and Warranties of the Stockholders........ 5
   Section 2.1.1.  Organization of the Company............................... 5
   Section 2.1.2.  Authority of Stockholders................................. 5
   Section 2.1.3.  Title to Company Shares................................... 5
   Section 2.1.4.  Capitalization of the Company............................. 5
   Section 2.1.5.  Litigation................................................ 6
   Section 2.1.6.  Consents.................................................. 6
   Section 2.1.7.  No Violations............................................. 6
   Section 2.1.8.  Other Agreements.......................................... 7
   Section 2.1.9.  Incorporation of Representations and Warranties
                   from the Asset Purchase Agreement......................... 7
   Section 2.1.10. Brokers................................................... 7
   Section 2.1.11. Subsidiaries.............................................. 7
   Section 2.1.12. Assets and Liabilities.................................... 7
   Section 2.1.13. Investment Intent; Status................................. 7
   Section 2.1.14. Restricted Securities..................................... 7
   Section 2.2.    Representations and Warranties of Purchaser............... 8
   Section 2.2.1.  Organization.............................................. 8
   Section 2.2.2.  Authorization............................................. 8
   Section 2.2.3.  Valid Issuance of Securities.............................. 9
   Section 2.2.4.  Capitalization............................................ 9
   Section 2.2.5.  Litigation................................................ 9
   Section 2.2.6.  Consents................................................. 10
   Section 2.2.7.  No Violations............................................ 10
   Section 2.2.8.  SEC Documents; Financial Statements...................... 10
   Section 2.2.9.  Absence of Certain Changes or Events..................... 11
   Section 2.2.10. No Undisclosed Liabilities............................... 11
   Section 2.2.11. Compliance with Laws..................................... 11
   Section 2.2.12. Contracts................................................ 11
   Section 2.2.13. Employee Matters......................................... 12
   Section 2.2.14. Brokers.................................................. 12
   Section 2.2.15. Fairness Opinion......................................... 12
   Section 2.2.16. Takeover Statutes........................................ 12

SECTION 3.  CERTAIN AGREEMENTS OF THE PARTIES............................... 13

   Section 3.1.    Covenants of the Sellers................................. 13
   Section 3.2.    Covenants of Purchaser................................... 13
   Section 3.3.    Approvals, Etc........................................... 13
   Section 3.4.    Stockholder Approval..................................... 14
   Section 3.5.    No Solicitation.......................................... 14
   Section 3.6.    Publicity................................................ 14
   Section 3.7.    Modification of Asset Purchase Agreements................ 14
   Section 3.8.    Investigation and Confidentiality........................ 14
   Section 3.9.    Appointment of Directors................................. 15
   Section 3.10.   Indemnification; Insurance............................... 15
   Section 3.11.   Acknowledgment Under Oxis Warrant........................ 17

SECTION 4.  CLOSING CONDITIONS.............................................. 17

   Section 4.1.    Conditions to Obligation of the Purchaser................ 17
   Section 4.1.1.  Stockholder Approval..................................... 17
   Section 4.1.2.  Stockholders' Representations and Warranties
                   Complete and Correct..................................... 17
   Section 4.1.3.  Representations and Warranties of Oxis Complete
                   and Correct.............................................. 17
   Section 4.1.4.  Compliance with this Agreement........................... 17
   Section 4.1.5.  Supporting Documents..................................... 17
   Section 4.1.6.  Oxis Purchase Closing.................................... 18
   Section 4.1.7.  Material Adverse Change.................................. 18
   Section 4.1.8.  Illegality, Etc.......................................... 18
   Section 4.1.9.  Employment Agreements.................................... 18
   Section 4.2.    Conditions to Obligation of the Sellers.................. 18
   Section 4.2.1.  Compliance with this Agreement........................... 19
   Section 4.2.2.  Purchaser's Representations and Warranties
                   Complete and Correct..................................... 19
   Section 4.2.3.  Supporting Documents..................................... 19
   Section 4.2.4.  Oxis Purchase Closing.................................... 20
   Section 4.2.5.  Material Adverse Change.................................. 20
   Section 4.2.6.  Illegality, Etc.......................................... 20
   Section 4.2.7.  Employment Agreements.................................... 20

SECTION 5.  TERMINATION..................................................... 20

   Section 5.1.    Termination.............................................. 20
   Section 5.2.    Effect of Termination.................................... 21

SECTION 6.  MISCELLANEOUS................................................... 21

   Section 6.1.    Expenses................................................. 21
   Section 6.2.    Survival of Agreements....................................21
   Section 6.4.    Parties in Interest.......................................23
   Section 6.5.    Notices.................................................. 23
   Section 6.6.    Governing Law............................................ 24
   Section 6.7.    Entire Agreement......................................... 24
   Section 6.8.    Counterparts............................................. 24
   Section 6.9.    Amendments............................................... 24
   Section 6.10.   Severability............................................. 24
   Section 6.11.   Titles and Subtitles..................................... 24
   Section 6.12.   Further Assurances....................................... 25

SCHEDULE
NUMBER      SCHEDULE NAME

2.1.4       Agreements to Acquire Company Shares
2.1.12      Company Assets and Liabilities
2.2.4       Agreements to Acquire Purchaser Shares
2.2.5       Purchaser Litigation
2.2.9       Purchaser Material Changes
2.2.13      Purchaser Employee Matters
3.9         Appointed Directors

EXHIBIT     EXHIBIT NAME

A           Exchange of Shares
B           Form of Certificate of Incorporation of the Company
            Immediately Following the Effective Time

     This Agreement and Plan of Merger (this "Agreement") is made and entered
                                              ---------
into as of June 28, 1999, by and among Opus Diagnostics Inc., a Delaware corporation (the "Company"), George Aaron ("Aaron"), Jonathan Joels ("Joels" and
                  -------                   -----                     -----
together with Aaron, the "Stockholders"), Caprius, Inc., a Delaware corporation
                          ------------
("Purchaser"), and Caprius Merger Sub, Inc., a Delaware corporation and a wholly
  ---------
owned subsidiary of Purchaser ("Merger Sub").
                                ----------

                                    RECITALS:

     WHEREAS, the Stockholders own an aggregate of 20,000 shares (the "Company
                                                                       -------
Shares") of the common stock, par value $.01 per share (the "Company Stock"), of
------                                                       -------------
the Company, which Company Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Purchaser, declaring its advisability, have approved the merger (the "Merger")
                                                                      ------
of Merger Sub with and into the Company in accordance with the laws of the State of Delaware and the provisions of this Agreement; and

     WHEREAS, the Merger is intended to be consummated in connection with, and contingent upon, the acquisition by the Company of the TDM Business (as such term is defined in the Asset Purchase Agreement, dated as of June 28, 1999 (as the same may be amended or supplemented in accordance with the terms of this Agreement, the "Asset Purchase Agreement"), between the Company and Oxis Health
                ------------------------
Products, Inc. ("Oxis") of Oxis (the "Oxis Purchase"), all pursuant to the
                 ----                 -------------
Asset Purchase Agreement; and

     WHEREAS, the Stockholders, Merger Sub and Purchaser desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                         SECTION 1. TERMS OF THE MERGER

     Section 1.1.  The Merger. Upon the terms and subject to the conditions of
                   ----------
this Agreement, the Merger shall be consummated in accordance with the Delaware General Corporation Law (the "Delaware Code"). At the Effective Time (as defined
                              -------------
in Section 1.2 hereof), upon the terms and subject to the conditions of this
   -----------
Agreement, Merger Sub shall be merged with and into the Company in accordance with the Delaware Code and the separate existence of Merger Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws
 ---------------------
of the State of Delaware as a subsidiary of Purchaser. The parties shall prepare and execute a certificate of merger (the "Certificate of Merger") in order to
                                          ---------------------
comply in all respects with the requirements of the Delaware Code and with the provisions of this Agreement.

     Section 1.2.  Effective Time. The Merger shall become effective at the time
                   --------------
of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the applicable provisions of the Delaware Code or at such later time as may be specified in the Certificate of Merger. The Certificate of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. The time of such filing and the place where the closing of the Merger (the "Closing") shall occur shall
                                                    -------
be the date the Oxis Purchase is consummated in accordance with the terms and conditions of the Asset Purchase Agreement at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, respectively, or at such other date and location as may be agreed upon between Purchaser and the Company. The time when the Merger shall become effective is herein referred to as the "Effective Time" and the date on which the Effective Time occurs is
        --------------
herein referred to as the "Closing Date."
                           ------------

     Section 1.3.  Merger Consideration. (a) Subject to the provisions of this
                   --------------------
Agreement and any applicable backup or other withholding requirements, each of the Company Shares, as of the Effective Time shall be converted into the right to receive, and there shall be issued as hereinafter provided, in exchange for each of the Company Shares, 308.9489 shares (the "Exchange Ratio") of the common
                                                  --------------
stock, par value $.01 per share (the "Purchaser Stock"), of Purchaser (the
                                      ---------------
"Merger Consideration").
 --------------------

     (b) Each share of Company Stock held in the treasury of the Company shall be cancelled as of the Effective Time and no Merger Consideration shall be payable with respect thereto.

     (c) Subject to the provisions of this Agreement, at the Effective Time, each share of Merger Sub common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), which shares of the
                  ----------------------------------
Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by Purchaser.

     Section 1.4.  Stockholders' Rights upon Merger. Upon consummation of the
                   --------------------------------
Merger, the certificates which theretofore represented the Company Shares (the "Certificates") shall cease to represent any rights with respect thereto, and,
 ------------
subject to applicable law and this Agreement, shall only represent the right to receive the Merger Consideration.

     Section 1.5.  Surrender and Exchange of Shares. (a) On the Closing Date and
                   --------------------------------
after the Effective Time, each Stockholder shall surrender and deliver to Purchaser, the Certificates owned by such Stockholder, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank. Upon such surrender and delivery, each Stockholder shall receive a stock certificate in definitive form, registered in the name of such Stockholder, representing the number of shares of Purchaser Stock into which such Stockholder's Company Shares have been converted pursuant to this Agreement. Unless provided otherwise in this Agreement, each Stockholder will deliver such Certificates and receive a certificate representing such shares of Purchaser Stock, as is set forth on Exhibit A hereto opposite the name of such Stockholder. Until surrendered and
---------
exchanged pursuant to this Section 1.5(a), each outstanding Certificate after
                           -------------
the Effective Time shall be deemed for all purposes to evidence the right to receive that number of shares of Purchaser Stock into which the Company Shares have been converted pursuant to this Agreement; provided, however, that no
                                                --------  -------
dividends or other distributions, if any, in respect of the shares of Purchaser Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such Certificates are surrendered and delivered as provided herein. Subject to applicable law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of Purchaser Stock for which such Certificates were exchangeable. Holders of any unsurrendered Certificates shall not be entitled to vote Purchaser Stock until such Certificates are exchanged pursuant to this Agreement.

     (b) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall be made thereafter, other than transfers of Company Shares that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for shares of Purchaser Stock as provided in Section 1.3 hereof.
                               -----------

     (c) If consideration in respect of Company Shares is to be made to a person other than the person in whose name a Certificate is registered, it shall be a condition to such payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Purchaser that such tax either has been paid or is not payable.

     (d) Neither the Company nor Purchaser shall be liable to any holder of Company Shares for any such shares of Purchaser Stock (or dividends or distributions with respect thereto), delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

     Section 1.6.  Certificate of Incorporation and Bylaws. (a) Subject to
                   ---------------------------------------
Section 3.10 hereof, the certificate of incorporation of the Company, as in
------------
effect immediately prior to the Effective Time, shall be amended in the Merger so as to read in its entirety in the form set forth as Exhibit B hereto and, as
                                                       ---------
so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable law.

     (b) Subject to Section 3.10 hereof, the Bylaws of the Company, as in effect
                    ------------
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable law.

     Section 1.7.  Directors and Officers. Subject to Section 3.9 hereof, the
                   ----------------------             -----------
directors and officers of Purchaser at and after the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

     Section 1.8.  Other Effects of Merger. The Merger shall have all further
                   -----------------------
effects as specified in the applicable provisions of the Delaware Code.

     Section 1.9.  Tax-Free Reorganization. The parties intend that the Merger
                   -----------------------
qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").
                                                                       ----
None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     Section 1.10. Additional Actions. If, at any time after the Effective Time,
                   ------------------
the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                    SECTION 2. REPRESENTATIONS AND WARRANTIES

     Section 2.1.  Representations and Warranties of the Stockholders. Each of
                   --------------------------------------------------
the Stockholders represents and warrants to Purchaser and Merger Sub as follows:

     Section 2.1.1. Organization of the Company. The Company is a corporation
                    ---------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. The Company has the corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by the Stockholders in accordance with the Delaware Code).

     Section 2.1.2. Authority of Stockholders. This Agreement constitutes the
                    -------------------------
valid and legally binding obligations of such Stockholder and the Company, enforceable against such Stockholder and the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

     Section 2.1.3. Title to Company Shares. Such Stockholder has good title to
                    -----------------------
the Company Shares to be delivered by such Stockholder, free and clear of all charges, claims, community property interests, conditions, equitable interests, liens, options, pledges, security interests, rights of first refusal, or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (collectively, "Liens").
                -----

     Section 2.1.4. Capitalization of the Company. The authorized capital stock
                    -----------------------------
of the Company consists of 1,000,000 shares of Company Stock, of which 20,000 shares are outstanding; the shares of capital stock described above as outstanding being all the Company Shares. The Company Shares have been duly authorized, validly issued, fully paid and nonassessable. The Company Shares are the sole outstanding shares of capital stock of the Company, and except for this Agreement and as set forth on Schedule 2.1.4, there are no outstanding options,
                              ---------------
warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the Company Shares or any unissued or treasury shares of capital stock of the Company.

     Section 2.1.5. Litigation. There is no action, suit, proceeding or
                    ----------
investigation pending or, to the knowledge of such Stockholder, currently threatened against such Stockholder or the Company that questions the validity of this Agreement or the right of the Stockholders or the Company to enter into, or to consummate, the transactions contemplated hereby, or that is reasonably likely, either individually or in the aggregate, to (i) have a material adverse effect on the results of operations, assets, liabilities or financial condition or (ii) impair in any material respect the ability to perform any of the obligations or agreements hereunder or consummate the transactions contemplated hereby, of such Stockholder or the Company (collectively, a "Company Material
                                                             ----------------
Adverse Effect"), nor does such Stockholder have knowledge that there is any
--------------
basis for any of the foregoing. Neither such Stockholder nor the Company are party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that specifically names such Stockholder or the Company, respectively, and as to which either compliance or noncompliance is reasonably likely to have a Company Material Adverse Effect.

     Section 2.1.6. Consents. Assuming the accuracy of the representations and
                    --------
warranties of Purchaser set forth in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, agency or body or any other person on the part of such Stockholder or the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

     Section 2.1.7. No Violations. The execution and delivery of this Agreement,
                    -------------
the consummation of the transactions contemplated hereby and compliance by such Stockholder or the Company with any of the provisions hereof will not
(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of the Company,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material contract of such Stockholder or the Company,
(iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or (iv) contravene any law to which the Company or its assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Company Material Adverse Effect.

     Section 2.1.8. Other Agreements. True and correct copies of the final form
                    ----------------
of the Asset Purchase Agreement and other agreements to be executed by the Company (or any of its affiliates) and Oxis in connection therewith (the "Asset
                                                                          -----
Purchase Documents") have been furnished to Purchaser.
------------------

     Section 2.1.9. Incorporation of Representations and Warranties from the
                    --------------------------------------------------------
Asset Purchase Agreement. Without qualifying any of the other representations
------------------------
and warranties set forth in this Agreement, the representations and warranties of the Company set forth in Article 5 of the Asset Purchase Agreement (including any related definitions) shall be deemed to be incorporated by reference herein as if fully set forth herein.

     Section 2.1.10. Brokers. Neither the Stockholders nor the Company has
                     -------
employed any investment banker, broker, finder, or intermediary in connection with the Oxis Purchase, the Merger or the delivery of the Company Shares, and neither the Stockholders nor the Company is under any obligation to pay any investment banking, brokerage, finder's or similar fee or commission in connection with such transactions.

     Section 2.1.11. Subsidiaries. The Company does not own any stock of, or any
                     ------------
equity interest in, any other entity.

     Section 2.1.12. Assets and Liabilities. The Company has no assets or
                     ----------------------
liabilities (absolute, contingent or otherwise), other than those set forth in
Schedule 2.1.12.
---------------

     Section 2.1.13. Investment Intent; Status. The Purchaser Stock acquired by
                     -------------------------
such Stockholder will be acquired for investment for such Stockholder's own account and not with a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. Such Stockholder is
              --------------
an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Such Stockholder has not entered into any agreement, arrangement or understanding with any other person (i) for the purpose of acquiring, holding or disposing of the Purchaser Stock or any other securities of Purchaser or (ii) generally in connection with the Merger or the transactions contemplated hereby.

     Section 2.1.14. Restricted Securities. Such Stockholder understands that
                     ---------------------
the Purchaser Stock acquired by such Stockholder is characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances.

     Such Stockholder further agrees that each certificate representing the Purchaser Stock acquired by such Stockholder shall be stamped or otherwise imprinted with a legend substantially in the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE
     TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN
     REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS
     AVAILABLE."

A certificate shall not bear such legend if the Stockholder shall have delivered to Purchaser an opinion of counsel reasonably satisfactory to Purchaser to the effect that the securities being sold may be publicly sold without registration under the Securities Act.

     Section 2.2.  Representations and Warranties of Purchaser. Purchaser
                   -------------------------------------------
represents and warrants to the Stockholders that:

     Section 2.2.1. Organization. Each of Purchaser and Merger Sub is a
                    ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not be reasonably likely to (i) have a material adverse effect on the results of operations, assets, liabilities or financial condition or (ii) impair in any material respect the ability to perform any of the obligations or agreements hereunder or consummate the transactions contemplated hereby, of Purchaser and the subsidiaries of Purchaser (each, a "Purchaser Subsidiary"), taken as a whole
                                    --------------------
(collectively, a "Purchaser Material Adverse Effect").
                  ---------------------------------

     Section 2.2.2. Authorization. Purchaser and Merger Sub have all requisite
                    -------------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the respective Boards of Directors of Purchaser and Merger Sub, as appropriate, and no other corporate proceedings on the part of Purchaser, Merger Sub or any Purchaser Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the requisite approval by the sole stockholder of Merger Sub of this Agreement and the Merger). This Agreement has been duly and validly executed and delivered by each of Purchaser and Merger Sub and constitutes the legal, valid and binding agreements of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

     Section 2.2.3. Valid Issuance of Securities. The Purchaser Stock, when
                    ----------------------------
issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable.

     Section 2.2.4. Capitalization. As of the date hereof, the authorized
                    --------------
capital stock of Purchaser consists of 50,000,000 shares of Purchaser Stock, and 1,000,000 shares of preferred stock, par value $.01 per share. As of March 31, 1999, (a) 7,369,040 shares of Purchaser Stock were issued and outstanding, (b) no shares of Series A Preferred Stock were issued and outstanding, (c) 27,000 shares of Series B Convertible Redeemable Preferred Stock were issued and outstanding and (c) 22,500 shares of Purchaser Stock were issued and held in the treasury of the Company. No other capital stock of Purchaser is authorized or issued. All issued and outstanding shares of the capital stock of Purchaser are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 2.2.4 or as otherwise contemplated by this Agreement, as of
         --------------
the date hereof, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Purchaser, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security.

     Section 2.2.5. Litigation. Except as set forth on Schedule 2.2.5, there is
                    ----------                         --------------
no action, suit, proceeding or investigation pending or, to the knowledge of Purchaser, currently threatened against Purchaser that questions the validity of this Agreement or the right of Purchaser to enter into, or to consummate, the transactions contemplated hereby, or that is reasonably likely, either individually or in the aggregate, to have a Purchaser Material Adverse Effect, nor does Purchaser have knowledge that there is any basis for any of the foregoing. Purchaser is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that specifically names Purchaser, and as to which either compliance or noncompliance is reasonably likely to have a Purchaser Material Adverse Effect. Except as set forth on Schedule 2.2.5, there has not been, since
                                       --------------
June 1, 1998, (i) any settlement by Purchaser of an action, suit, proceeding or investigation naming Purchaser as a party, and (ii) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that specifically named Purchaser.

     Section 2.2.6. Consents. Assuming the accuracy of the representations and
                    --------
warranties of the Stockholders set forth in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, agency or body or any other person on the part of Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement.

     Section 2.2.7. No Violations. Assuming the accuracy of the representations
                    -------------
and warranties of the Stockholders set forth in this Agreement, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Purchaser or Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of Purchaser, Merger Sub or any of the Purchaser Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Purchaser Material Contract (as hereinafter defined), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Purchaser or any Purchaser Subsidiary or (iv) contravene any law to which Purchaser or any Purchaser Subsidiary or its or any of their respective assets or properties are subject, except, in the case of clauses (ii), (iii) and
(iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Purchaser Material Adverse Effect.

     Section 2.2.8. SEC Documents; Financial Statements. (a) Purchaser has
                    -----------------------------------
timely filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") since October 1, 1997 pursuant to the Securities
                          ---
Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of
                                       ------------
1933 (the "Securities Act") and the rules and regulations thereunder
           --------------
(collectively, together with any other reports or filings made by Purchaser after the date hereof and on or prior to the Closing Date with the SEC pursuant to the requirements of the Securities Act or the Exchange Act or the rules and regulations thereunder, the "SEC Documents"). As of their respective dates, the
                             -------------
SEC Documents complied (or, as to SEC Documents filed after the date hereof, will comply) in all material respects with the requirements of the Exchange Act, the Securities Act and the rules and regulations of the SEC promulgated thereunder. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document (which was filed prior to the date of this Agreement), none of the SEC Documents contains (or, as to SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The financial statements of Purchaser included in the SEC Documents comply (or, as to SEC Documents filed after the date hereof, will comply) as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles, except, in the case of unaudited statements as permitted by Form 10-Q, applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Purchaser and its subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 2.2.9. Absence of Certain Changes or Events. Except as set forth on
                    ------------------------------------
Schedule 2.2.9 hereto, since March 31, 1999, through the date of this Agreement,
--------------
there has not been: (i) any event that has had or would reasonably be expected to have a Purchaser Material Adverse Effect, (ii) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition of any shares of capital stock or securities of Purchaser by Purchaser, (iii) any material damage or loss to any material asset or property of Purchaser, whether or not covered by insurance, or (iv) any change by Purchaser in accounting principles or practices.

     Section 2.2.10. No Undisclosed Liabilities. Except for those liabilities
                     --------------------------
that are fully reflected or reserved against on the consolidated balance sheet of Purchaser included in its March 31, 1999 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice, since March 31, 1999, neither Purchaser nor any Purchaser Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have, a Purchaser Material Adverse Effect.

     Section 2.2.11. Compliance with Laws. The business of Purchaser and each
                     --------------------
Purchaser Subsidiary has been operated in compliance with all laws applicable thereto, except for any instances of non-compliance which would not be reasonably likely to have a Purchaser Material Adverse Effect.

     Section 2.2.12. Contracts. Neither Purchaser nor any Purchaser Subsidiary
                     ---------
is a party or is subject to any material note, bond, mortgage, indenture, contract, lease, license, agreement or instrument that is required to be described in or filed as an exhibit to any SEC Documents ("Purchaser Material
                                                           ------------------
Contract") that is not so described in or filed as required by the Securities
--------
Act or the Exchange Act, as the case may be. All such Purchaser Material Contracts are valid and binding and are in full force and effect and enforceable against Purchaser or such Purchaser Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law). Neither Purchaser nor any Purchaser Subsidiary is in violation or breach of or default under any such Purchaser Material Contract where such violation or breach would be reasonably likely to have a Purchaser Material Adverse Effect.

     Section 2.2.13. Employee Matters. The names of all employees of Purchaser
                     ----------------
and each Purchaser Subsidiary ("Purchaser Employees") are set forth on
                                -------------------
Schedule 2.2.13 hereto. Other than as set forth on Schedule 2.2.13 hereto, there
---------------                                    ---------------
are no severance or other obligations of Purchaser to any employees of Purchaser or any Purchaser Subsidiary as a result of the Merger, this Agreement or the transactions contemplated in connection herewith.

     Section 2.2.14. Brokers. Purchaser has not employed any investment banker,
                     -------
broker, finder, or intermediary in connection with the transactions contemplated by this Agreement, and Purchaser is under no obligation to pay any investment banking, brokerage, finder's or similar fee or commission in connection with such transactions, other than pursuant to an agreement with Oscar Gruss & Son Incorporated, the material terms of which have been disclosed to the Company.

     Section 2.2.15. Fairness Opinion. Purchaser's Board of Directors has
                     ----------------
received from its financial advisors, Oscar Gruss & Son Incorporated, a written opinion addressed to it to the effect that the Exchange Ratio is fair to Purchaser's stockholders from a financial point of view.

     Section 2.2.16. Takeover Statutes. Assuming each of (i) the Company and its
                     -----------------
Associates and Affiliates (as such terms are defined herein), collectively, and
(ii) each Stockholder and each of such Stockholder's respective Associates and Affiliates, collectively, beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than fifteen percent (15%) of the shares of Purchaser Stock outstanding, Section 203 of the Delaware Code is, and shall be, inapplicable to the Merger and this Agreement and the transactions contemplated hereby. For the purposes of this
Section 2.2.16, "Associates" and "Affiliates" shall have the meanings ascribed
--------------   ----------       ----------
to such terms in Section 203 of the Delaware Code.

                  SECTION 3. CERTAIN AGREEMENTS OF THE PARTIES

     Section 3.1.  Covenants of the Stockholders. Except as otherwise
                   -----------------------------
contemplated by this Agreement, none of the Stockholders will, without the prior written consent of Purchaser, (w) take, or agree or commit to take, any action that would make any representation and warranty of the Stockholders hereunder inaccurate in any material respect at the Closing (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), (x) omit, or agree or commit to omit, to take any action necessary to prevent any such representation and warranty from being inaccurate in any material respect at the Closing (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date); provided, however, that any of the Stockholders shall be
               --------  -------
permitted to take or omit to take such action which can be cured, and in fact is cured, at or prior to the Closing, (y) take, or agree or commit to take, any action that would result in, or would be reasonably likely to result in, any of the conditions set forth in Section 4 not being satisfied, or (z) omit, or agree
                            ---------
or commit to omit, to take any action necessary to prevent any such condition from not being satisfied.

     Section 3.2.  Covenants of Purchaser. Except as otherwise contemplated by
                   ----------------------
this Agreement, Purchaser will not, without the prior written consent of the Stockholders, (w) take, or agree or commit to take, any action that would make any representation and warranty of Purchaser hereunder inaccurate in any material respect at the Closing (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), (x) omit, or agree or commit to omit, to take any action necessary to prevent any such representation and warranty from being inaccurate in any material respect at the Closing (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date); provided,
                                                               --------
however, that Purchaser shall be permitted to take or omit to take such action
-------
which can be cured, and in fact is cured, at or prior to the Closing, (y) take, or agree or commit to take, any action that would result in, or would be reasonably likely to result in, any of the conditions set forth in Section 4 not
                                                                   ---------
being satisfied, or (z) omit, or agree or commit to omit, to take any action necessary to prevent any such condition from not being satisfied.

     Section 3.3.  Approvals, Etc. Subject to the terms and conditions provided
                   --------------
herein, each of the parties hereto agrees to use all reasonable efforts to take all other action and to do all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and, in the case of the Stockholders and the Company, the Asset Purchase Agreement.

     Section 3.4.  Stockholder Approval. Each Stockholder has executed a written
                   --------------------
consent which approves this Agreement, the Merger and the consummation of the transactions contemplated hereby, and such consent shall not be revoked.

     Section 3.5.  No Solicitation. (a) Each of the Stockholders and the Company
                   ---------------
hereby agrees that, prior to the Closing Date, such person shall not, directly or indirectly, solicit, initiate or encourage or enter into negotiations or discussions with any person (other than Purchaser or, with respect to the Oxis Purchase, Oxis) with regard to (i) the sale of the Company Shares or any equity interest in the Company or (ii) the purchase of any of the assets or business of Oxis, other than as contemplated pursuant to this Agreement.

     (b) Purchaser hereby agrees that, prior to the Closing Date, it shall not, directly or indirectly, (i) solicit, initiate or encourage, or take any action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may be reasonably be expected to lead to, a Competing Transaction (as defined below) or (ii) participate in any discussions or negotiations regarding a Competing Transaction; provided, however, that
                                                   --------  -------
Purchaser may undertake such action if, at any time prior to the Closing Date and following the receipt of a proposal which constitutes, or may be reasonably be expected to lead to, a Competing Transaction, the Board of Directors of Purchaser determines in good faith, based upon the advice of outside counsel, that such action is consistent with the Board of Directors' fiduciary duties to Purchaser's stockholders under applicable law. "Competing Transaction" means an
                                                ---------------------
offer from any person relating to any direct or indirect acquisition or purchase of 25 percent or more of the assets of Purchaser and its subsidiaries or 25 percent or more of any class of equity securities of Purchaser or any subsidiary of Purchaser, but does not include the transactions contemplated by this Agreement.

     Section 3.6.  Publicity. None of the Stockholders, the Company or Purchaser
                   ---------
shall make any public announcement concerning this Agreement or the other transactions contemplated hereby without the prior written consent of the other, except as may be required by law or the rules of The Nasdaq Stock Market.

     Section 3.7.  Modification of Asset Purchase Agreements. Without the prior
                   -----------------------------------------
written consent of Purchaser, neither the Company nor the Stockholders shall amend any provision of, or waive any condition to the performance by any party of any of its obligations under, the Asset Purchase Documents.

     Section 3.8.  Investigation and Confidentiality. (a) Prior to the Closing,
                   ---------------------------------
the Company and the Stockholders shall keep Purchaser advised of all material developments relevant to the Company's business and to consummation of the Oxis Purchase and the delivery of the Company Shares and shall permit Purchaser to make or cause to be made such investigation of the Company's business and properties and of its financial and legal condition as Purchaser reasonably requests, provided that such investigation shall be reasonably related to the
          --------
transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Purchaser agrees that it will not, and will cause its officers, employees and agents not to, use any information obtained pursuant to this Section 3.8 for any purpose unrelated to the performance of the obligations
     -----------
under, or the consummation of the transactions contemplated by, this Agreement.

     (b) Prior to the Closing, Purchaser shall permit the Stockholders and the Company to make or cause to be made such investigation of its business and properties and of its financial and legal condition as the Stockholders or the Company reasonably request, provided that such investigation shall be reasonably
                            --------
related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. The Stockholders agree that they will not, and the Company will cause its officers, employees and agents not to, use any information obtained pursuant to this Section 3.8 for any purpose unrelated to
                                      -----------
the performance of the obligations under, or the consummation of the transactions contemplated by, this Agreement.

     (c) Prior to the Closing, all information provided to (i) any of the Stockholders or the Company or each of their representatives by or on behalf of Purchaser, and (ii) Purchaser or its representatives by or on behalf of any of the Stockholders or the Company, will be governed and protected by the Confidentiality Agreement, dated as of May 20, 1999, between Portman Group Inc. and Purchaser (the "Confidentiality Agreement").
                    -------------------------

     Section 3.9.  Appointment of Directors. Purchaser agrees that, on the
                   ------------------------
Closing Date, it shall (i) cause to be appointed to Purchaser's Board of Directors the two individuals specified on Schedule 3.9 and (ii) cause the
                                           ------------
number of Directors of Purchaser to be seven (7). The parties agree to take all actions within their respective power to cause, effective as of the Closing Date, the Board of Directors of the Company to be comprised of those persons who, effective as of the Closing Date, constitute the members of the Board of Directors of Purchaser.

     Section 3.10. Indemnification; Insurance. (a) The indemnification
                   --------------------------
provisions contained in the Bylaws and the Certificate of Incorporation of Purchaser shall not be amended, repealed or otherwise modified for a period of six years after the Closing Date in any manner that would adversely affect the rights thereunder of any individuals who immediately prior to the Closing Date were directors, officers, agents, employees of the Company or otherwise entitled to indemnification under the Company's Bylaws or Certificate of Incorporation (an "Indemnified Party"). Purchaser shall, to the fullest extent permitted under
     -----------------
Delaware law, indemnify, defend and hold harmless, and after the Effective Time, Purchaser and the Surviving Corporation shall jointly and severally, to the fullest extent permitted under Delaware law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation with respect to the Surviving Representations (as hereinafter defined), including, without limitation, liabilities arising out of this Agreement, or otherwise with respect to any act or omission occurring prior to the Closing Date. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) Purchaser or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Purchaser or the Surviving Corporation, promptly as statements therefor are received, and (ii) Purchaser and the Surviving Corporation will cooperate in the defense of any such matter; provided, however,
                                                              --------  -------
that neither Purchaser nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and further, provided, that neither Purchaser nor the
                            -------  --------
Surviving Corporation shall be obliged pursuant to this Section 3.10 to pay the
                                                        ------------
fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. For six years after the Effective Time, Purchaser shall be required to maintain officers' and directors' liability insurance covering the officers and directors of Purchaser who are currently covered by Purchaser's officers and directors liability insurance policy on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; provided that in no event shall Purchaser be required to
                      --------
expend annually more than 150% of the amount that Purchaser spent for officers' and directors' liability insurance in the last fiscal year prior to the date hereof to maintain or procure insurance coverage pursuant hereto. Purchaser and the Surviving Corporation shall reimburse all expenses, including reasonable attorney's fees and expenses, incurred by any person to enforce the obligations of Purchaser and the Surviving Corporation under this Section 3.10.
                                                      ------------

     (b) If Purchaser or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that such successors and assigns assume the obligations set forth in this Section 3.10.
                              ------------

     Section 3.11. Acknowledgment Under Oxis Warrant. Purchaser acknowledges
                   ---------------------------------
that as the successor issuer under the Warrant (as such term is defined in the Asset Purchase Agreement) as of the Closing Date, Purchaser will assume, as of the Closing Date, the obligations to deliver Purchaser Stock pursuant to the Warrant.

                          SECTION 4. CLOSING CONDITIONS

     Section 4.1.  Conditions to Obligation of Purchaser. The obligation of
                   -------------------------------------
Purchaser to effect the Merger and issue the Purchaser Shares as provided herein shall be subject to its satisfaction or waiver of the following conditions on or before the Closing Date:

     Section 4.1.1. Stockholder Approval. This Agreement, the Merger and the
                    --------------------
transactions contemplated by this Agreement shall have been approved at or prior to the Effective Time by each Stockholder.

     Section 4.1.2. Stockholders' Representations and Warranties Complete and
                    ---------------------------------------------------------
Correct. The Stockholders' representations and warranties contained in
-------
Section 2.1 of this Agreement shall be true and correct in all material respects
-----------
when made and shall be true and correct in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

     Section 4.1.3. Representations and Warranties of Oxis Complete and Correct.
                    -----------------------------------------------------------
The representations and warranties of Oxis set forth in Article 4 of the Asset Purchase Agreement shall be true and correct in all material respects when made and, shall be true and correct in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by the Asset Purchase Agreement (in the event that the closing of the Asset Purchase Agreement occurs prior to or simultaneously with the Closing), as if made on and as of the Closing Date.

     Section 4.1.4. Compliance with this Agreement. The Company and each of the
                    ------------------------------
Stockholders shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein which are required to be performed or complied with by it on or before the Closing Date.

     Section 4.1.5. Supporting Documents. Purchaser shall have received copies
                    --------------------
of the following documents:

         (i) (A) the Certificate of Incorporation of the Company, certified as of a recent date by the appropriate authority of the Company's jurisdiction of incorporation; and (B) a certificate of such authority dated as of a recent date as to the due incorporation and good standing of the Company, and listing all documents of the Company on file with said authority; and

         (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the Merger, the execution, delivery and performance of this Agreement and the delivery of the Company Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) that the Bylaws have not been amended since the date of the last amendment referred to in such certificate pursuant to subclause (ii)(A) above; and

     (iii) the Certificate of Merger and evidence that the Certificate of Merger has been filed with the Secretary of State of Delaware in accordance with the applicable provisions of the Delaware Code.

     Section 4.1.6. Oxis Purchase Closing. The closing under the Asset Purchase
                    ---------------------
Agreement shall have occurred or shall occur simultaneously with the Closing hereunder.

     Section 4.1.7. Material Adverse Change. There shall not have occurred any
                    -----------------------
change, and no additional information shall have been disclosed to Purchaser, which is reasonably likely to have a Company Material Adverse Effect or a material adverse effect on the financial condition, results of operations, assets or liabilities of Oxis and its subsidiaries, taken as a whole.

     Section 4.1.8. Illegality, Etc.  No statute, rule or regulation, or order,
                    ----------------
decree or injunction enacted, entered, promulgated or enforced by any court or governmental authority shall be in effect which prohibits or restricts the consummation of the transactions contemplated hereby.

     Section 4.1.9. Employment Agreements. Purchaser shall have entered into a
                    ---------------------
Severance and Consulting Agreement with each of Jack Nelson and Enrique Levy pursuant to which, among other things, the Amended and Restated Employment Agreements, dated as of February 19, 1998, between Purchaser and each of Jack Nelson and Enrique Levy, respectively, shall be terminated.

     Section 4.2.  Conditions to Obligation of the Stockholders. The
                   --------------------------------------------
Stockholders' obligation to effect the Merger and deliver the Company Shares shall be subject to the satisfaction or waiver by them of the following conditions on or before the Closing Date:

     Section 4.2.1. Compliance with this Agreement. Purchaser shall have
                    ------------------------------
performed and complied in all material respects with all agreements and conditions contained herein which are required to be performed or complied with by it on or before the Closing Date.

     Section 4.2.2. Purchaser's Representations and Warranties Complete and
                    -------------------------------------------------------
Correct. Purchaser's representations and warranties contained in Section 2.2 of
-------                                                          -----------
this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

     Section 4.2.3. Supporting Documents. The Stockholders shall have received
                    --------------------
copies of the following documents:

     (i) (A) the Certificate of Incorporation of each of Purchaser and Merger Sub, certified as of a recent date by the appropriate authority of each such entity's jurisdiction of incorporation; and (B) a certificate of such authority dated as of a recent date as to the due incorporation and good standing of each such entity, and listing all documents of each such entity on file with said authority; and

     (ii) a certificate of the Chief Executive Officer or President of each of Purchaser and Merger Sub dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of such entity as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of such entity authorizing the Merger, the execution, delivery and performance of this Agreement and the issuance of the Purchaser Stock provided hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of each entity has not been amended since the date of the last amendment referred to in such certificate delivered pursuant to clause (i)(B) above; and (D) that the Bylaws of each entity have not been amended since the date of the last amendment referred to in such certificate pursuant to subclause (ii)(A) above; and

     (iii) the Certificate of Merger and evidence that the Certificate of Merger has been filed with the Secretary of State of Delaware in accordance with the applicable provisions of the Delaware Code.

     Section 4.2.4. Oxis Purchase Closing. The closing under the Asset Purchase
                    ---------------------
Agreement shall have occurred or shall occur simultaneously with the Closing hereunder.

     Section 4.2.5. Material Adverse Change. There shall not have occurred any
                    -----------------------
change, and no additional information shall have been disclosed to the Stockholders, which is reasonably likely to have a Purchaser Material Adverse Effect.

     Section 4.2.6. Illegality, Etc.  No statute, rule or regulation, or order,
                    ----------------
decree or injunction enacted, entered, promulgated or enforced by any court or governmental authority shall be in effect which prohibits or restricts the consummation of the transactions contemplated hereby.

     Section 4.2.7. Employment Agreements. Purchaser shall have entered into a
                    ---------------------
Severance and Consulting Agreement with each of Jack Nelson and Enrique Levy pursuant to which, among other things, the Amended and Restated Employment Agreements, dated as of February 19, 1998, between Purchaser and each of Jack Nelson and Enrique Levy, respectively, shall be terminated.

                             SECTION 5. TERMINATION

     Section 5.1.  Termination. This Agreement may be terminated as follows:
                   -----------

     (a)  by mutual written consent of the Stockholders and Purchaser;

     (b) by either the Stockholders or Purchaser if the Closing shall not have occurred by June 30, 1999 (and the failure of the Closing to occur is not due to the breach of this Agreement by either of such parties);

     (c) by either the Stockholders or Purchaser (provided that the terminating
                                                  --------
party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if the Asset Purchase Agreement is terminated;

     (d) by either the Stockholders or Purchaser (provided that the terminating
                                                  --------
party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a breach by the other party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 10 days after the giving of written notice to the breaching party of such breach and which breach would cause (i) in the case of a breach by the Stockholders, the conditions set forth in
Section 4.1.1 not to be satisfied (assuming the Closing were to occur on the
-------------
date of such termination), and (ii) in the case of a breach by Purchaser, the conditions set forth in Section 4.2.2 not to be satisfied (assuming the Closing
                        -------------
were to occur on the date of such termination); or

     (e) by either the Stockholders or Purchaser (provided that the terminating
                                                  --------
party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 10 days after the giving of written notice to the breaching party of such breach; or

     (f) by Purchaser in order to enter into a definitive agreement with respect to a Competing Transaction in compliance with Section 3.5.
                                              -----------

     Section 5.2.  Effect of Termination. In the event of the termination of
                   ---------------------
this Agreement pursuant to Section 5.1, this Agreement shall forthwith become
                           -----------
void and have no effect, without any liability on the part of any party hereto, other than the provisions of Sections 3.6, 5.2 and 6.1, which shall survive any
                             ------------  ---     ---
such termination. Nothing contained in this Section 5.2 shall relieve any party
                                            -----------
from liability for any willful breach of this Agreement.

                            SECTION 6. MISCELLANEOUS

     Section 6.1.  Expenses. Each of the parties agrees to pay its own expenses
                   --------
incurred in connection with the preparation of this Agreement. In the event that Purchaser terminates this Agreement under Section 5.1(f), Purchaser shall pay the Stockholders at the time of such termination a cash fee equal to $50,000.

     Section 6.2.  Survival of Agreements. The representations and warranties
                   ----------------------
(i) of the Stockholders set forth in Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4,
                                     --------------  -----  -----  -----
2.1.10, 2.1.13 and 2.1.14 hereof and (ii) of Purchaser set forth in
------  ------     ------
Sections 2.2.1, 2.2.2, 2.2.3, 2.2.4 and 2.2.14 (collectively, the "Surviving
--------------  -----  -----  -----     ------                     ---------
Representations") shall survive until the first anniversary of the Closing. None
---------------
of the other agreements, representations or warranties made in this Agreement, or any certificate or instrument delivered pursuant to or in connection therewith shall survive the Closing; provided, however, that this Section 6.2
                                     --------  -------            -----------
shall not limit any (x) covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date or (y) rights or remedies otherwise available to the parties hereto at law or in equity; provided,
                                                               --------
further, that the Confidentiality Agreement shall survive any termination of
-------
this Agreement.

     Section 6.3.  Indemnification. (a) Notwithstanding the Closing and
                   ---------------
regardless of any investigation at any time made by or on behalf of Purchaser or of any knowledge or information that Purchaser may have, each Stockholder shall indemnify and fully defend, save and hold Purchaser harmless if Purchaser shall at any time or from time to time suffer any damage, liability, loss, cost, expense, claim or cause of action (each, a "Loss") arising out of, relating to or resulting from, or shall pay or become obligated to pay any sum on account, of any and all Events of Breach (as hereinafter defined) of Stockholders.

     (b) Notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of any Stockholder or of any knowledge or information that such Stockholder may have, Purchaser shall indemnify and fully defend, save and hold such Stockholder harmless if such Stockholder shall at any time or from time to time suffer any Loss arising out of, relating to or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Events of Breach of Purchaser.

     (c) As used herein, "Event of Breach" shall be and mean any one or more of
                          ---------------
the following:

         (i) any untruth or inaccuracy in any representation by the indemnitor or the breach of any warranty by the indemnitor contained in this Agreement or any certificate, schedule, exhibit or annex or other document furnished by the indemnitor to the other party pursuant to this Agreement or in connection with the Closing; and

         (ii) any failure by the indemnitor duly to perform or observe any term, provision, covenant, agreement or condition on the part of such indemnitor to be performed or observed under this Agreement.

     (d) If an Event of Breach occurs or is alleged and the party or parties entitled to receive the benefits of the indemnification provisions hereunder (a "Section 6.3 Indemnified Party") asserts that a party or parties has become
 -----------------------------
obligated to the Indemnified Party pursuant to Section 3.10 hereof (a
"Section 6.3 Indemnifying Party"), or if any suit, action, investigation, claim
 ------------------------------
or proceeding is begun, made or instituted as a result of which the Section 6.3 Indemnifying Party may become obligated to the Indemnified Party hereunder, the
Section 6.3 Indemnified Party shall give written notice to the Section 6.3 Indemnifying Party. The Section 6.3 Indemnifying Party may, and at the request of the Section 6.3 Indemnified Party shall, participate in and defend, contest or otherwise protect the Section 6.3 Indemnified Party against any such suit, action, investigation, claim or proceeding by counsel of the Section 6.3 Indemnifying Party's choice at its sole cost and expense; provided, however,
                                                          --------  -------
that the Section 6.3 Indemnifying Party shall not make any settlement or compromise without the prior written consent of the Section 6.3 Indemnified Party, which consent shall not be unreasonably withheld. The Section 6.3 Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Section 6.3 Indemnified Party's choice and shall in any event cooperate with and assist the
Section 6.3 Indemnifying Party to the extent reasonably possible. If the
Section 6.3 Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the
Section 6.3 Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the
Section 6.3 Indemnified Party shall be entitled to recover the entire cost thereof from the Section 6.3 Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding. Notwithstanding the provisions of this Section 6.3, a Section 6.3 Indemnifying Party shall not pay amounts due
        -----------
on behalf of a Section 6.3 Indemnified Party pursuant to suits, actions, investigations, claims or proceedings arising under this Section 6.3 until the
                                                         -----------
aggregate of all losses, liabilities and damages (including expenses) incurred by such Section 6.3 Indemnified Party exceeds $15,000.

     Section 6.4.  Parties in Interest. All representations, covenants and
                   -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that Purchaser shall not assign its rights to purchase shares of Company Stock under this Agreement to any non-affiliate without first obtaining the prior written consent of the Stockholders, which consent may be withheld by the Stockholders in their sole discretion. The parties hereto specifically acknowledge that the provisions of Section 3.10 are intended to be for the benefit of, and shall be
              ------------
enforceable by, the current or former employees, officers and directors of Purchaser affected thereby and their heirs and representatives.

     Section 6.5.  Notices. All notices, requests, consents and other
                   -------
communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, addressed as follows:

         (a)  if to the Company or the Stockholders:

              Opus Diagnostics Inc.
              One Parker Plaza
              Fort Lee, New Jersey  07024
              Attention:  George Aaron, President
              Fax No.:  (201) 944-9504

              with a copy to:

              Thelen Reid & Priest LLP
              40 West 57th Street
              New York, New York  10019
              Attention:  Bruce A. Rich, Esq.
              Fax No.:  (212) 603-2001

         (b)  if to Purchaser or Merger Sub:

              Caprius, Inc.
              Two Executive Drive
              Suite 755
              Fort Lee, New Jersey  07024
              Attention:  Jack Nelson, Chief Executive Officer
              Fax No.:  (201) 592-0393

              with a copy to:

              Willkie Farr & Gallagher
              787 Seventh Avenue
              New York, New York 10019
              Attention:  Thomas M. Cerabino, Esq.
              Fax No.:  (212) 728-8111

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given or served on the date on which personally delivered or on the date actually received, if sent by mail or telex, with receipt acknowledged.

     Section 6.6.  Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles thereof.

     Section 6.7.  Entire Agreement. This Agreement, including any Schedules and
                   ----------------
Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. Any Schedules and Exhibits hereto are hereby incorporated herein by reference.

     Section 6.8.  Counterparts. This Agreement may be executed in counterparts,
                   ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 6.9.  Amendments. This Agreement may not be amended or modified,
                   ----------
and no provisions hereof may be waived, without the written consent of the Stockholders and Purchaser.

     Section 6.10. Severability. If any provision of this Agreement shall be
                   ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     Section 6.11. Titles and Subtitles. The titles and subtitles used in this
                   --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement. The term "date of this Agreement" and words of similar import (such as "date hereof") shall mean and refer to June 28, 1999.

     Section 6.12. Further Assurances. From and after the date of this
                   ------------------
Agreement, upon the request of the Stockholders, Purchaser, Merger Sub or the Company, any of the Stockholders, Purchaser, Merger Sub or the Company shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  IN WITNESS WHEREOF, the Company, the Stockholders, Purchaser and Merger Sub have executed this Agreement as of the day and year first above written.



                                       OPUS DIAGNOSTICS INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       -----------------------------------------
                                       Name:  George Aaron



                                       -----------------------------------------
                                       Name:  Jonathan Joels



                                         CAPRIUS, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         CAPRIUS MERGER SUB, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                         Title: